        As filed with the Securities and Exchange Commission on August 9, 1999
                                             Registration No. 333-_____________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------


                                   GENUS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                             ----------------------

                 CALIFORNIA                          94-2790804
      (STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)          IDENTIFICATION NUMBER)

                               1139 KARLSTAD DRIVE
                               SUNNYVALE, CA 94086
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, ZIP CODE))
                             ----------------------

                        1991 INCENTIVE STOCK OPTION PLAN
                        1989 EMPLOYEE STOCK PURCHASE PLAN

                            (Full title of the plan)

                             ----------------------

                               WILLIAM W. R. ELDER
                                  PRESIDENT AND
                             CHIEF EXECUTIVE OFFICER

                                   GENUS, INC.
                               1139 KARLSTAD DRIVE
                               SUNNYVALE, CA 94086
                                 (408) 747-7120
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ----------------------
                                    COPY TO:

                              MARIO M. ROSATI, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (415) 493-9300

-------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------

                                                                      PROPOSED MAXIMUM       PROPOSED MAXIMUM
                                                                       OFFERING PRICE       AGGREGATE OFFERING        AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED       AMOUNT TO BE REGISTERED        PER SHARE                PRICE           REGISTRATION FEE
----------------------------------------- ------------------------- ---------------------- ---------------------- ------------------
Common Stock, no par value to be issued             500,000              $ 3.375               $1,687,500.00  (1)      $469.13
under the 1991 Incentive Stock Option
Plan
----------------------------------------- ------------------------- ---------------------- ---------------------- ------------------
Common Stock, no par value, to be                   300,000              $ 2.975               $  892,500.00  (2)      $248.12
issued under the 1989 Employee Stock
Purchase Plan
----------------------------------------- ------------------------- ---------------------- ---------------------- ------------------
                  TOTAL                             800,000                                    $ 2,580,000.00          $717.25
----------------------------------------- ------------------------- ---------------------- ---------------------- ------------------

(1) Registration fee is estimated in accordance with Rule 457(c) under the Securities Act of 1933, solely for the purposes of calculating the registration fee. The computation is based upon the closing price of the Common Stock as reported on the Nasdaq National Market on August 3, 1999 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(2) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee on the basis of upon 85% of the average of the high and low prices of the Common Stock as reported in the NASDAQ National Market System on August 3, 1999. (Note that pursuant to the Employee Stock Purchase Plan, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.)

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

 STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SECURITIES.

         Pursuant to General Instruction E of Form S-8, there are hereby incorporated by reference into this Registration Statement the Registration Statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission ("SEC"), SEC File Nos. 33-28394, 33-38657, 33-56192, 333-29999 and 333-70815, filed in connection with the 1991 Incentive Stock Option Plan and the 1989 Employee Stock Purchase Plan (the "Plans"). This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the Plans, and the following subsequent periodic reports and information contained therein are hereby incorporated by reference into this Registration Statement:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 31, 1999.

         2. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999, as filed pursuant to
                  Section 13 (a) of the Exchange Act on May 14, 1999.

         3. Proxy Statement filed as of April 19, 1999 in connection with the Annual Meeting of Shareholders held on May 19, 1999.

         4. The Registrant's Current Report on Form 8-K as filed pursuant to Section 13(a) of the Exchange Act on February 19, 1999.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 8.       EXHIBITS.

    NUMBER     DOCUMENT
-------------  ---------------------------------------------------------------
      5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation, with respect to the legality of the
               securities being registered.

     23.1      Consent of PricewaterhouseCoopers LLP, Independent Accountants.

     23.2      Consent of counsel (contained in Exhibit 5.1).

     24.1      Power of Attorney (see page 4).

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                                      -3-

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 9th day of August 1999.

                                   GENUS, INC.

                                   By:  /S/ WILLIAM W. R. ELDER
                                        -------------------------
                                        WILLIAM W. R. ELDER
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ken Schwanda and William W.
R. Elder, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 Signatures                                   Title                              Date
---------------------------------------------  --------------------------------------  -------------------------
/s/ WILLIAM W. R. ELDER                        President, Chief Executive Officer and       August 9, 1999
--------------------------                     Chairman of the Board (Principal
WILLIAM W. R. ELDER                            Executive Officer)


/s/ KENNETH SCHWANDA                           Chief Financial Officer and Vice             August 9, 1999
--------------------------                     President of Finance  (Principal
KENNETH SCHWANDA                               Financial and Accounting Officer)


/s/ G. FREDERICK FORSYTH                       Director                                     August 9, 1999
-------------------------
G.  FREDERICK FORSYTH


/s/ TODD S. MYHRE                              Director                                     August 9, 1999
-------------------------
TODD S.  MYHRE


/s/ MARIO M. ROSATI                            Director                                     August 9, 1999
-------------------------
MARIO M.  ROSATI

                                   EXHIBIT INDEX

    NUMBER     DOCUMENT
-------------  ---------------------------------------------------------------
      5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation, with respect to the legality of the
               securities being registered.

     23.1      Consent of PricewaterhouseCoopers LLP, Independent Accountants.

     23.2      Consent of counsel (contained in Exhibit 5.1).

     24.1      Power of Attorney (see page 4).

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                                      -5-